Exhibit 99.1

FOR IMMEDIATE RELEASE:

POPULATION HEALTH INVESTMENT CO., INC. WILL REDEEM ITS PUBLIC SHARES AND WILL NOT CONSSUMMATE AN INITIAL BUSINESS COMBINATION

New York, NY (November 18, 2022) - Population Health Investment Co., Inc. (Nasdaq: PHIC), a special purpose acquisition company (the “Company”), today announced that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001, previously issued to the public (the “Public Shares”), effective as of November 30, 2022, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Form S-1 and in the Company’s Articles, if the Company is unable to complete an initial business combination within 24 months from the closing of its initial public offering on November 20, 2020 (subject to certain inapplicable exceptions), the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (“Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Public Shares is expected to be approximately $10.09 (the “Redemption Amount”). In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses. The Company anticipates that the Public Shares will cease trading as of the close of business on November 29, 2022. As of November 30, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. After November 30, 2022, the Company shall cease all operations except for those required to wind up the Company’s business.

The Redemption Amount will be paid on November 30, 2022 to the beneficial owners of Public Shares held in street name without any required action on their part. The Redemption Amount will be paid to record holders of Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company, on or after November 30, 2022.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Important Additional Information and Where to Find It

This press release does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities. This communication is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. Information about the Company and certain of the matters discussed in this press release is available at the SEC’s website at www.sec.gov.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,”

“estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will continue,” “will likely result,” “will,” “would,” “will be,” “currently expects,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release. You should carefully consider these and the other risks and uncertainties described in the Company’s annual report on Form 10-K and other documents the Company has filed with the SEC. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company does not give any assurance that the Company will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

About Population Health Investment Co., Inc.

Population Health Investment Co., Inc. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company was founded by Dr. Clive Meanwell and Ian Read.

Contact:

Melinda Masek

IR@populationhp.com

(212) 993-3113